Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of IGIA, Inc. (the “Company”) on Form 10-KSB for the period ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Prem Ramchandani, President and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 13, 2007	By: /s/ Prem Ramchandani
Prem Ramchandani
President and Interim Chief Financial Officer